Exhibit 10.87

FIRST RESTATED SECURITY AGREEMENT

THIS FIRST RESTATED SECURITY AGREEMENT (this “Agreement”) is made and entered into effective as of December 30, 2003, by and among Nexstar Broadcasting Group, Inc., a Delaware corporation (successor by merger to Nexstar Broadcasting Group, L.L.C., a Delaware limited liability company (“Prior Parent”)) (the “Ultimate Parent”), and the direct or indirect subsidiaries of the Ultimate Parent from time to time parties hereto (each, a “Grantor” and, together with the other signatories hereto and such other entities from time to time parties hereto pursuant to Section 10.14 hereof, collectively, the “Grantors”) in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS:

A. Nexstar Finance, L.L.C., a Delaware limited liability company (the “Prior Borrower”), entered into the Credit Agreement, dated as of January 12, 2001 (such agreement, together with all amendments and restatements, the “2001 Credit Agreement”), among the Prior Borrower, the Prior Parent, certain Subsidiaries of the Prior Parent from time to time parties thereto, and the several financial institutions from time to time parties thereto. In connection with the 2001 Credit Agreement, certain Grantors executed the Security Agreement, dated as of January 12, 2001 (such agreement, together with all amendments and restatements, the “Existing Security Agreement”).

B. Prior Borrower, Prior Parent, and certain financial institutions entered into the Second Amended and Restated Credit Agreement, dated as of February 13, 2003 (such agreement, together with all amendments and restatements, the “Existing Credit Agreement”), which restated in its entirety the 2001 Credit Agreement. In connection with the Existing Credit Agreement, certain Grantors executed the Confirmation Agreement for the Security Agreement, dated as of February 13, 2003, pursuant to which such Grantors confirmed their obligations pursuant to the Existing Security Agreement with respect to the Existing Credit Agreement.

C. Nexstar Broadcasting, Inc., a Delaware corporation and successor by merger to Prior Borrower (the “Borrower”), is a party to the Third Amended and Restated Credit Agreement, dated as of December 30, 2003 (such agreement, together with all amendments and restatements, the “Credit Agreement”), among the Borrower, the Ultimate Parent, certain Subsidiaries of the Ultimate Parent from time to time parties thereto, the several financial institutions from time to time parties thereto (the “Banks”), and Bank of America, N.A., as Administrative Agent for the Banks (in such capacity and together with its successors in such capacity in such capacity, the “Administrative Agent”), pursuant to which the Banks have severally agreed to make loans to the Borrower, and Bank of America, N.A. (the “Issuing Bank”) has agreed to issue letters of credit for the account of the Borrower, upon the terms and conditions set forth therein. The Credit Agreement restates in its entirety the Existing Credit Agreement. The Banks, the Issuing Bank, the Administrative Agent, and the Collateral Agent are collectively the “Bank Creditors.” Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

D. The Borrower may also from time to time be party to one or more Interest Rate Protection Agreements with any Bank or an Affiliate of any Bank (even if any such Bank ceases to be a Bank under the Credit Agreement for any reason), and their successors and assigns, if any (collectively,

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the “Interest Rate Protection Creditors”) providing for protection against fluctuations in interest rates.

E. Each Grantor (other than the Borrower) has guaranteed the obligations and liabilities of the Borrower under the Loan Documents and the Interest Rate Protection Agreements pursuant to the First Restated Guaranty, dated as of even date herewith (the “Nexstar Guaranty”), made by such Grantors to and in favor of the Guaranteed Parties (as defined therein).

F. Each Grantor has also guaranteed certain obligations and liabilities (“Mission Obligations”) of Mission Broadcasting, Inc. (“Mission”) pursuant to the First Restated Guaranty, dated as of December 30, 2003 (such agreement, together with all amendments and restatements, the “Mission Guaranty”), made by such Grantor to and in favor of the Guaranteed Parties (as defined therein, herein called the “Mission Creditors”), which obligations and liabilities arise in connection with (i) the Second Amended and Restated Credit Agreement, dated as of December 30, 2003 (such agreement, together with all amendments and restatements, the “Mission Credit Agreement”), among Mission, the several financial institutions from time to time parties thereto, and Bank of America, N.A. as Administrative Agent, and (ii) certain interest rate protection agreements. The Mission Guaranty restates in its entirety the Nexstar Guaranty of Mission Obligations, dated as of January 12, 2001, made by certain Grantors. The Bank Creditors, the Interest Rate Protection Creditors, and the Mission Creditors are hereinafter from time to time collectively referred to as the “Secured Creditors.”

G. It is a condition precedent to each of the above-described extensions of credit that are to be made on or after the date hereof that the Grantors execute and deliver this Agreement in favor of the Collateral Agent.

H. Accordingly, each Grantor desires to execute this Agreement in order to satisfy each such condition.

AGREEMENT:

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I.

DEFINITIONS

The following terms have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Unless otherwise defined herein or in the Credit Agreement, terms in this Agreement that are defined in Article 9 of the Uniform Commercial Code in the State of New York (as in effect from time to time, the “UCC”) are used herein as defined therein.

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“Accounts” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, (a) all of any Grantor’s rights to payment for goods sold, leased or licensed or services performed by such Grantor, (b) all amounts owed to such Grantor for the licensing of intellectual property rights, (c) rights evidenced by an account, note, contract, security agreement, chattel paper, electronic chattel paper or other evidence of indebtedness or security, (d) all security pledged, assigned, hypothecated or granted to or held by such Grantor to secure the foregoing, (e) all of such Grantor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (f) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (g) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (h) all books, records, ledger cards, and invoices relating thereto, (i) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties and certificates from filing or other registration officers, (j) all credit information, reports and memoranda relating thereto, and (k) all other writings related in any way to the foregoing.

“Cash Collateral Account” means a noninterest-bearing Cash Collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” has the meaning provided in the UCC.

“Class” means each class of the Secured Creditors, i.e., whether (a) the Bank Creditors as holders of the Loan Document Obligations (as defined in Section 2.2(a)), or (b) the Interest Rate Protection Creditors as holders of the Interest Rate Protection Obligations (as defined in Section 2.2(a)), or (c) the Mission Creditors, as holders of the Mission Guaranty Obligations (as defined in Section 2.2(a)).

“Commercial Tort Claims” has the meaning provided in the UCC.

“Contract Rights” means all rights of any Grantor (including, without limitation, all Accounts) under any Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, (a) each partnership agreement or limited liability company agreement to which such Grantor is a party, (b) each time brokerage agreement, agreement for the sale of commercial time, joint sales agreement, shared services agreement, local marketing agreement or option agreement to which such Grantor is a party and (c) any Interest Rate Protection Agreement to which such Grantor is a party), but excluding FCC Licenses and any other contract, license or lease to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses or leases (it being understood and agreed that, notwithstanding the foregoing, all Accounts due or to become due pursuant to any such excluded contract, license or lease shall be subject to the security interests created by this Agreement).

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“Copyrights” means any United States copyright which any Grantor now or hereafter has title, including any registration of any copyright in the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Grantor, and all rights in any license of any of the foregoing.

“Default” means any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, the Cash Collateral Account and all demand, time, checking, savings, passbook or other accounts maintained with any banks or similar institutions.

“Documents” has the meaning provided in the UCC.

“Equipment” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, all machinery, equipment, furnishings and movable trade fixtures now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement or an event of default under any other Secured Debt Document.

“FCC License” means each license from and authorization by the Federal Communication Commission to any Grantor as is necessary to operate its Stations as they are currently operated.

“General Intangibles” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, all payment intangibles and all of the relevant Grantor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement or limited liability company agreement to which such Grantor is a party or with respect to any limited liability company or partnership of which such Grantor is a member, partner or in which the Grantor otherwise owns an interest.

“Goods” has the meaning provided in the UCC.

“Instrument” has the meaning provided in the UCC.

“Inventory” has the meaning provided in the UCC, and shall in any event include, but shall not be limited to, all merchandise, goods and inventory, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected,

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reclaimed or repossessed by the Collateral Agent from any Grantor’s customers, now or hereafter owned by any Grantor.

“Investment Property” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

“Letter of Credit” means each letter of credit in which any Grantor has any interest other than solely as the account party.

“Letter-of-Credit Rights” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, all rights to payment or performance under any letters of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Marks” means any trademarks and service marks now held or hereafter acquired by any Grantor which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Grantor in the United States and trade dress, including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States, and any and all rights in any license of any of the foregoing.

“Patent” means any United States patent to which a Grantor now or hereafter has title, including any divisions, continuations, reissues, reexaminations, extensions and renewals thereof, as well as any application for a United States patent now or hereafter made by a Grantor, and any and all rights in any license of any of the foregoing.

“Proceeds” has the meaning provided in the UCC, and in any event shall include, but shall not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Security Agreement Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Security Agreement Collateral by any Governmental Authority (or any person acting under color of Governmental Authority); (c) any and all proceeds derived from or in connection with the sale, transfer or other disposition of any FCC License; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Security Agreement Collateral.

“Requisite Creditors” of any class means (a) with respect to the Loan Document Obligations, the holders of more than 50% of all such obligations outstanding from time to time under the Loan Documents, (b) with respect to the Interest Rate Protection Obligations, the holders of more than 50% of all such obligations outstanding from time to time under the

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Interest Rate Protection Agreements, and (c) with respect to the Mission Guaranty Obligations, the holders of more than 50% of the Mission Guaranty Obligations.

“Software” has the meaning provided in the UCC.

“Trade Secret Rights” means all material trade secrets and proprietary information necessary to operate the business of each Grantor.

ARTICLE II.

SECURITY INTEREST

2.1. Grant of Security Interest.

(a) As security for the prompt and complete payment and performance when due of all of the Obligations (as defined in Section 2.2 below), each Grantor does hereby collaterally assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in (subject only to Permitted Liens) all of the right, title and interest of such Grantor in, to and under any personal property that such Grantor may now own or hereafter acquire, including, but not limited to the following:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims, including but not limited to the Commercial Tort Claims described on Schedule H;

(iv) all Inventory;

(v) all Equipment;

(vi) all Goods;

(vii) all Instruments;

(viii) all Investment Property;

(ix) all Documents;

(x) all Deposit Accounts (including, without limitation the Cash Collateral Account) and any monies, securities and instruments deposited or required to be deposited therein;

(xi) all Contracts, together with any Contract Rights arising thereunder;

(xii) all Letters of Credit;

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(xiii) all Letter of Credit Rights;

(xiv) all General Intangibles;

(xv) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Grantor symbolized by the Marks;

(xvi) all Patents and Copyrights, and all reissues, renewals or extensions thereof;

(xvii) all Software and computer programs and any intellectual property rights therein and all other proprietary information of such Grantor, including, but not limited to, Trade Secret Rights;

(xviii) all of such Grantor’s rights in, to or under, or relating to, any FCC License; provided, however, that the Security Agreement Collateral (as defined below) does not include at any time any FCC License to the extent, but only to the extent, that such Grantor is prohibited at that time from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, but includes, to the maximum extent not prohibited by law, all rights incident or appurtenant to any such FCC License and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of any FCC License;

(xix) all insurance policies and supporting obligations with regard to any of the foregoing; and

(xx) all Proceeds and products of any and all of the foregoing (all of the property subject to the grant of security interest in this Section 2.1 being herein collectively referred to as the “Security Agreement Collateral”).

(b) It is expressly agreed and acknowledged that the security interests of the Collateral Agent under this Agreement extend to all Security Agreement Collateral which any Grantor may acquire at any time during the continuation of this Agreement.

2.2. Security for Obligations. This Agreement is made by each Grantor for the benefit of the Secured Creditors to secure:

(a) the full and prompt payment and performance when due, whether at stated maturity, by acceleration or otherwise, of (i) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Grantor to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Loan Document to which such Grantor is a party or its property is subject and due performance and compliance by such Grantor with the terms of each such Loan Document to which such Grantor is a party or its property is subject (the “Loan Document Obligations”), (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Grantor to the Interest Rate Protection Creditors, now existing or

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hereafter incurred under, arising out of or in connection with the Interest Rate Protection Agreements, including all obligations of such Grantor under any Guaranty in respect of the Interest Rate Protection Agreements (the “Interest Rate Protection Obligations”), and (iii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Grantor to the Mission Creditors, now existing and hereafter incurred under, arising out of or in connection with the Mission Guaranty (the “Mission Guaranty Obligations”);

(b) any and all sums advanced by the Collateral Agent in order to preserve the Security Agreement Collateral or preserve its security interest in the Security Agreement Collateral;

(c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) and (b) above, so long as an Event of Default (such term, as used in this Agreement shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) of any Obligations (as defined below) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Pledged Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(d) all amounts paid by any Secured Creditor to which such Secured Creditor has the right to reimbursement under Article IX of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (a) through (d) of this Section 2.2 being collectively called the “Obligations”, it being acknowledged and agreed that the Obligations shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.3. POWER OF ATTORNEY. EACH GRANTOR HEREBY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, IRREVOCABLY, WITH FULL POWER EXERCISABLE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT (IN THE NAME OF SUCH GRANTOR OR OTHERWISE) TO ACT, REQUIRE, DEMAND, RECEIVE, COMPOUND AND GIVE ACQUITTANCE FOR ANY AND ALL MONIES AND CLAIMS FOR MONIES DUE OR TO BECOME DUE TO SUCH GRANTOR UNDER OR ARISING OUT OF THE SECURITY AGREEMENT COLLATERAL, TO ENDORSE ANY CHECKS OR OTHER INSTRUMENTS OR ORDERS IN CONNECTION THEREWITH AND TO FILE ANY CLAIMS OR TAKE ANY ACTION OR INSTITUTE ANY PROCEEDINGS WHICH THE COLLATERAL AGENT MAY DEEM TO BE NECESSARY OR ADVISABLE IN THE PREMISES, WHICH APPOINTMENT AS ATTORNEY IS COUPLED WITH AN INTEREST. EACH PROXY, STOCK POWER, AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), IS COUPLED WITH AN INTEREST AND IRREVOCABLE.

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ARTICLE III.

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

3.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Grantor to the Collateral Agent hereby in respect of the Security Agreement Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Security Agreement Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by filing a Grant of Security Interest in the form of Annex A or B hereto in the United States Patent and Trademark Office or United States Copyright Office.

3.2. No Liens. The Grantors are, and as to the Security Agreement Collateral acquired by them from time to time after the date hereof, such Grantors will be, the owners of all Security Agreement Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and each Grantor shall defend the Security Agreement Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

3.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Security Agreement Collateral (other than financing statements filed in respect of Permitted Liens and financing statements in favor of Bank of America, N.A. as Collateral Agent in connection with the Existing Credit Agreement) and so long as the Aggregate Commitment has not been terminated or any Loan remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Letter of Credit remains in effect or any obligations are owed with respect thereto, or any obligations under the Mission Guaranty remain outstanding, such Grantor will not execute, authenticate or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Security Agreement Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in respect of Permitted Liens or financing statements in favor of Bank of America, N.A. as Collateral Agent in connection with the Existing Credit Agreement.

3.4. Chief Executive Office; Records. The chief executive office of each Grantor is located, as of the date hereof, at the address indicated on Schedule A hereto for such Grantor. Such Grantor will not move its chief executive office except to such new location as such Grantor may establish in accordance with the last sentence of this Section 3.4. Since the later of (a) January 12, 2001, and

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(b) the date such Grantor became a Subsidiary of the Ultimate Parent, the chief executive office of such Grantor has not been located at any address not indicated on Schedule A. The originals of all documents evidencing or constituting all Accounts, Chattel Paper, Contract Rights and Trade Secret Rights of such Grantor and the only original books of account and records of such Grantor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on Schedule A hereto or at such new locations as such Grantor may establish in accordance with the last sentence of this Section 3.4. All Accounts and Contract Rights of such Grantor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above. No Grantor shall establish new locations for such offices until (a) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new location, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Security Agreement Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (d) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

3.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Grantor is located at one of the locations shown on Schedule B hereto. Each Grantor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transit to) any one of the locations shown on Schedule B hereto or such new location as such Grantor may establish in accordance with the last sentence of this Section 3.5. Since the later of (a) January 12, 2001, and (b) the date such Grantor became a Subsidiary of the Ultimate Parent, no Inventory or Equipment of such Grantor has been located at any address not indicated on Schedule B. Any Grantor may establish a new location for Inventory and Equipment only if (a) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new location, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Security Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto necessary to perfect (and maintain the perfection of) the security interest granted hereby have been filed in the appropriate filing office or offices, and (d) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, necessary in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

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3.6. Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the other Loan Documents, in the Interest Rate Protection Agreements and otherwise in writing in connection herewith or therewith.

3.7. Trade Names; Change of Name. As of the date hereof, no Grantor has or operates in any jurisdiction under, and since the later of (a) January 12, 2001, and (b) the date such Grantor became a Subsidiary of Ultimate Parent, has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Schedule C hereto. No Grantor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading within the meaning of Sections 9-506 or 9-507 (or any analogous provision) of the UCC except those names listed on Schedule C hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 3.7. No Grantor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement, or continuation statement filed in connection therewith, seriously misleading within the meaning of Sections 9-506 or 9-507 (or analogous provision) of the UCC until (a) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new name, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Security Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other necessary actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

3.8. Organization. Each Grantor is organized under the laws of the jurisdiction indicated on Schedule A and no other jurisdiction. The entity type and entity or organizational identification number issued by the appropriate authority of the jurisdiction of organization of such Grantor is indicated on Schedule A. Since the later of (a) January 12, 2001, and (b) the date such Grantor became a Subsidiary of the Ultimate Parent, no Grantor has changed its type of entity (including any merger, consolidation or acquisition) or jurisdiction of organization except as indicated on Schedule A. The complete and correct name of each Grantor, as reflected in the records of the jurisdiction of organization of such Grantor, is indicated on Schedule A. No Grantor shall (except as permitted by and subject to compliance with the Credit Agreement and other Loan Documents) change its jurisdiction of organization, organize itself in an additional jurisdiction, change its type of entity, or merge or consolidate with or acquire any other Person until (a) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention to do so, clearly describing such new jurisdiction, entity type, merger, consolidation or acquisition and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new jurisdiction, entity type, merger, consolidation or acquisition, it shall

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have taken all action necessary to maintain the security interest of the Collateral Agent in the Security Agreement Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (d) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

3.9. Commercial Tort Claims. Schedule H is a complete and correct list of all Commercial Tort Claims in which each Grantor has any interest, including the complete case name or style, the case number, and the court or other tribunal in which the case is pending.

3.10. Credit Agreement. Each representation and warranty in the Credit Agreement and which is applicable to a Grantor or its property is true, correct and complete.

ARTICLE IV.

SPECIAL PROVISIONS CONCERNING

ACCOUNTS; CHATTEL PAPER; DEPOSIT ACCOUNTS;

INVESTMENT PROPERTY; CONTRACT RIGHTS; INSTRUMENTS

4.1. Additional Representations and Warranties. As of the time when each of its Accounts arises, each Grantor shall be deemed to have represented and warranted that such Receivable, and, to the knowledge of the Grantor, all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto, to the knowledge of such Grantor, (a) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (b) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (c) will evidence true and valid obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability and (d) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction. No interest in any Accounts of any Grantor have been conveyed as part of a securitization or similar transaction.

4.2. Maintenance of Records. Each Grantor will keep and maintain, at its own cost and expense, accurate records of its Accounts and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Grantor,

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will make the same available on such Grantor’s premises to the Collateral Agent for inspection, at such Grantor’s own cost and expense, at any and all reasonable times upon prior notice to an authorized officer of such Grantor; provided however, if no Event of Default has occurred and is then continuing, the Collateral Agent shall give such Grantor prior written notice of any such inspection. Upon the occurrence and during the continuance of an Event of Default and upon the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such tangible evidence of the Accounts and the Contracts, as well as books, records and documents of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

4.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Grantor, to the extent not prohibited by applicable law, such Grantor agrees (a) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (a), and (c) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 8.4 of this Agreement. The reasonable costs and expenses (including attorneys’ fees) of collection, whether incurred by any Grantor or the Collateral Agent, shall be borne by such Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the relevant Grantor; provided, that the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 4.3.

4.4. Modification of Terms; etc. No Grantor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify in any material respect any term relating to such indebtedness or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (a) as permitted by Section 4.5 hereof and (b) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, such Grantor may modify, make adjustments with respect to, extend or renew any Contracts in the ordinary course of business. Each Grantor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and Contracts and will do nothing to impair the rights of the Collateral Agent in the Accounts or Contracts.

4.5. Collection. Each Grantor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any

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Contract, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, unless an Event of Default has occurred and is continuing, such Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (a) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with its reasonable business judgment and (b) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor finds appropriate in accordance with its reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys’ fees) of collection, whether incurred by such Grantor or the Collateral Agent, shall be borne by such Grantor.

4.6. Instruments. If any Grantor owns or acquires any Instrument constituting Security Agreement Collateral, such Grantor will within ten Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

4.7. Chattel Paper. If any Grantor owns or acquires any Chattel Paper constituting Security Agreement Collateral, such Grantor shall mark conspicuously each tangible Chattel Paper with the following legend:

THIS INSTRUMENT IS SUBJECT TO THE SECURITY INTEREST PURSUANT TO A SECURITY AGREEMENT MADE BY [GRANTOR] IN FAVOR OF BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR CERTAIN LENDERS.

or such other legend, in form and substance satisfactory to and as required by Collateral Agent. Upon written notice by Collateral Agent, each Grantor will (a) take all actions to establish in the Collateral Agent control (as that term is defined in the UCC) with respect to all electronic Chattel Paper, and (b) deliver to the Collateral Agent all tangible Chattel Paper appropriately endorsed as further security hereunder.

4.8. Deposit Accounts; Investment Property and Letter-of-Credit Rights. No Grantor shall establish or maintain any (a) Deposit Account or similar bank account not listed on Schedule I, (b) commodity account not listed on Schedule J, or (c) securities account not listed on Schedule K, unless the Collateral Agent receives prior written notice thereof, such Grantor executes and delivers to the Collateral Agent assignments and control agreements of such account in such form as Collateral Agent may request, and the bank, commodity intermediary, or securities intermediary, as appropriate, in which such account will be maintained delivers to the Collateral Agent acknowledgments of the assignment of such account in form and substance satisfactory to the Collateral Agent, and takes all actions necessary to establish in Collateral Agent control (as that term is defined in the UCC) with respect to such deposit account, commodity account, or securities

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account. No Grantor shall obtain or maintain any interest in any Investment Property not held in and subject to a security account or commodity account described in Schedules J and K with respect to which such Grantor has complied with this Section 4.8. Schedule I is a complete and correct list of all Deposit Accounts maintained by or in which each Grantor has any interest and correctly describes the bank in which such account is maintained (including the specific branch), the street address (including the specific branch) and ABA number of such bank, the account number, and account type. Schedule J is a complete and correct list of all commodity accounts in which each Grantor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the commodity intermediary maintaining the account. Schedule K is a complete and correct list of all securities accounts in which each Grantor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the securities intermediary maintaining the account. Schedule L is a complete and correct list of all Letters of Credit in which each Grantor has any interest (other than solely as an applicant) and correctly describes the bank which issued the Letter of Credit, and the Letter of Credit’s number, issue date, expiry, and face amount.

4.9. Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to this Agreement, including but not limited to its Accounts, Chattel Paper, Contracts, Deposit Accounts, Instruments, Investment Property, and Letter of Credit Rights and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

ARTICLE V.

SPECIAL PROVISIONS CONCERNING MARKS

5.1. Additional Representations and Warranties. Each Grantor represents and warrants that it is the true and lawful owner of, or otherwise has the right to use, the Marks listed in Schedule D hereto and that said listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office that such Grantor now owns. Each Grantor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses. Each Grantor further warrants that it is aware of no third-party claim that any aspect of such Grantor’s present or contemplated business operations infringes or will infringe any Mark or trade name. Each Grantor represents and warrants that it is the beneficial and record owner of all United States registrations and applications listed in Schedule D hereto for such Grantor and that said registrations are valid and subsisting, have not been canceled and that such Grantor is not aware of any third-party claim that any of said registrations are invalid or unenforceable or is not aware that there is any reason that any of said applications will not pass to registration. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign and record, exercisable upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill and record the same.

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5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement and other than the license agreements listed on Schedule E hereto, each Grantor hereby agrees not to divest itself of any right under Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent. As of the Effective Date, Schedule E identifies each agreement pursuant to which any Grantor licenses (as licensee or licensor) any Mark, the termination or expiration of which agreement would have a Material Adverse Effect.

5.3. Infringements. Each Grantor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Grantor believes to be infringing or diluting or otherwise violating in any material respect any of such Grantor’s rights in and to any Mark, or with respect to any party claiming that such Grantor’s use of any Mark violates in any material respect any property right of that party. Each Grantor further agrees, if consistent with good business practice and unless otherwise directed by the Collateral Agent, diligently to prosecute any Person infringing any Mark in a manner in accordance with its reasonable business practices.

5.4. Preservation of Marks. Each Grantor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks registered under the laws of the United States; provided, that, to the extent permitted by the Credit Agreement, no Grantor shall be obligated to preserve any Mark in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary or desirable in the conduct of its business.

5.5. Maintenance of Registration. Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registrations, including, but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all judicial remedies without prior written consent of the Collateral Agent; provided, that no Grantor shall be obligated to maintain any Mark in the event that such Grantor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Grantor agrees to notify the Collateral Agent three months prior to the dates on which the affidavits of use or the application for renewal registration are due with respect to any registered Mark that the affidavits of use are being processed or abandoned as the case may be.

5.6. Future Registered Marks. If any Mark registration issues hereafter to any Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Grantor shall deliver to the Collateral Agent a copy of such certificate, and a grant of security in such Mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Collateral Agent hereunder, the form of such grant of security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (a) declare the

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entire right, title and interest of such Grantor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors pursuant to the grant of security interest in trademarks in the form of Annex A hereto, executed by such Grantor and filed promptly after the date hereof, pursuant to which all of such Grantor’s right, title and interest in and to the marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (b) take and use or sell the Marks and the goodwill of such Grantor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Grantor’s corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

ARTICLE VI.

SPECIAL PROVISIONS CONCERNING

PATENTS AND COPYRIGHTS

6.1. Additional Representations and Warranties. Each Grantor represents and warrants that it is the true and lawful owner of all rights in (a) all Trade Secret Rights, (b) the Patents listed in Schedule F hereto and (c) the Copyrights listed in Schedule G hereto, that said Patents constitute all the United States patents and applications for patents that such Grantor now owns or is licensed to use and that said Copyrights constitute all the United States registered copyrights that such Grantor now owns. Each Grantor represents and warrants that it owns or is licensed to use all Patents and Copyrights that it now owns or uses. Each Grantor further warrants that it has no knowledge of any third-party claim that any aspect of such Grantor’s present or contemplated business operations infringes or will infringe any patent or any copyright or misappropriates any trade secret or proprietary information. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign and record, exercisable upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent and record the same and by the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Copyright and record the same.

6.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement and other than the license agreements listed on Schedule E hereto and any extensions or renewals thereof, each Grantor hereby agrees not to divest itself of any right under any Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent. As of the Effective Date, Schedule E identifies each agreement pursuant to which any Grantor licenses (as licensee or licensor) any Patent or Copyright, the termination or expiration of which agreement would have a Material Adverse Effect.

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6.3. Infringements. Each Grantor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Grantor with respect to any infringement, contributing infringement or active inducement to infringe any Grantor’s rights in any Patent or Copyright, or with respect to any claim that practice of any Patent or Copyright violates any property right of a third party or with respect to any misappropriation of any Trade Secret Rights or any claim that the practice of a Trade Secret Right violates any property right of a third party. Each Grantor further agrees, consistent with good business practice and absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or misappropriating any Trade Secret Right in accordance with commercially reasonable business practices.

6.4. Maintenance of Patents. At its own expense, each Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each of its material Patents.

6.5. Prosecution of Patent Application. At its own expense, each Grantor shall diligently prosecute all applications for United States Patents listed on Schedule F hereto and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Collateral Agent; provided that, to the extent permitted by the Credit Agreement, no Grantor shall be obligated to prosecute any application in the event such Grantor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

6.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or filing of an application for a United States Patent or Copyright, the relevant Grantor shall deliver to the Collateral Agent a copy of said Copyright or certificate of registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Grantor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

6.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (a) declare the entire right, title and interest of such Grantor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to the assignment of security interest in patents in the form of Annex A hereto, and the assignment of security interest in copyrights in the form of Annex B hereto, in each case, executed by such Grantor and filed promptly after the date hereof, pursuant to which all of such Grantor’s right, title and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors; (b) take and practice or sell the Patents and Copyrights; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from practicing the Patents and Copyrights, directly or indirectly, and such Grantor shall execute such other and further documents as Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

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ARTICLE VII.

PROVISIONS CONCERNING ALL SECURITY AGREEMENT COLLATERAL

7.1. Protection of Collateral Agent’s Security. No Grantor will do anything to impair the rights of the Collateral Agent in the Security Agreement Collateral. Each Grantor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Grantor’s own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee) and deposited with the Collateral Agent. If any Grantor shall fail to insure its Inventory to the extent required by the Credit Agreement, or if any Grantor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Grantor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds in accordance with Section 8.4 hereof or in accordance with the Credit Agreement. Each Grantor assumes all liability and responsibility in connection with the Security Agreement Collateral acquired by it and the liability of such Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Security Agreement Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

7.2. Warehouse Receipts Non-Negotiable. Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

7.3. Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Security Agreement Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Security Agreement Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate to perfect, preserve or protect its security interest in the Security Agreement Collateral.

7.4. Financing Statements. Each Grantor agrees to authenticate and deliver to the Collateral Agent such financing statements, continuations, and amendments, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first-priority, perfected security interest (subject to Permitted Liens) in the Security Agreement Collateral as provided herein and the other rights and security contemplated hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Grantor will pay any applicable filing fees and related expenses. Each Grantor authorizes the Collateral Agent to file any such financing statements, continuations, and amendments without the signature of such Grantor.

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ARTICLE VIII.

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

8.1. Remedies, Obtaining the Security Agreement Collateral Upon Default. Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(a) personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Grantor’s premises where any of the Security Agreement Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

(b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Security Agreement Collateral to make any payment required by the terms of such agreement or instrument directly to the Collateral Agent;

(c) withdraw all monies, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 8.4;

(d) withdraw all monies, securities and other instruments in the Deposit Accounts and the Investment Property for application to the Obligations in accordance with Section 8.4;

(e) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Security Agreement Collateral or any part thereof in accordance with Section 8.2 and take possession of the proceeds of any such sale or liquidation;

(f) take possession of the Security Agreement Collateral, or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

(ii) store and keep any Security Agreement Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.2, and

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(iii) while the Security Agreement Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain it in good condition; and

(g) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Security Agreement Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);

it being understood that such Grantor’s obligation to so deliver the Security Agreement Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

8.2. Remedies, Disposition of the Security Agreement Collateral. Upon the occurrence and during the continuance of an Event of Default, any Security Agreement Collateral repossessed by the Collateral Agent under or pursuant to Section 8.l and any other Security Agreement Collateral whether or not so repossessed by the Collateral Agent may be sold, assigned, leased, licensed or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Security Agreement Collateral may be sold, leased, licensed or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair (at the expense of the relevant Grantor) which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days written notice to the relevant Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor and shall be subject, for the 10 days after the receipt of such notice, to the right of the relevant Grantor or any nominee of such Grantor to acquire the Security Agreement Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days written notice to the relevant Grantor specifying the time and place of such sale. To the extent permitted by any such requirement of law, the Collateral Agent, on behalf of the Secured Creditors, may bid for and become the purchaser of the Security Agreement Collateral or any item thereof offered for sale in accordance with this Section 8.2 without accountability to the relevant Grantor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Security Agreement Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified, the Collateral Agent need give such Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Security Agreement Collateral valid and binding and in compliance with all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or

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Governmental Authorities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense.

8.3. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE SECURITY AGREEMENT COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND EACH GRANTOR HEREBY FURTHER WAIVES, TO THE EXTENT NOT PROHIBITED BY LAW:

(a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct;

(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Security Agreement Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

8.4. Application of Proceeds.

(a) All monies collected by the Collateral Agent (or, to the extent any Pledge Agreement or any Mortgage requires proceeds of Security Agreement Collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Collateral Agent or Mortgagee under such other Security Document) upon any sale or other disposition of the Security Agreement Collateral, together with all other monies received by the Collateral Agent hereunder, shall be applied as follows:

(i) first, to the payment of all Obligations owing to the Collateral Agent of the type described in clauses (b) and (c) of the definition of “Obligations” contained in Section 2.2 hereof;

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(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined in paragraph (b) below) shall be paid to the Secured Creditors as provided in Section 8.4(e), with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined in paragraph (b) below) of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.10 hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (i) “Pro Rata Share” means, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) “Primary Obligations” means (x) in the case of the Loan Document Obligations, all principal of, and interest on, all Loans, all Letter of Credit Obligations (together with all interest accrued thereon) and all fees payable pursuant to the Loan Documents, (y) in the case of the Interest Rate Protection Obligations, all amounts due under the Interest Rate Protection Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (z) all obligations and liabilities of each Grantor to the Mission Creditors, now existing and hereafter incurred under, arising out of or in connection with the Mission Guaranty and (iii) “Secondary Obligations” means all Obligations other than Primary Obligations.

(c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 8.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction, the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator

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of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Letter of Credit Obligations with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 8.4(a) hereof.

(e) Except as set forth in Section 8.4(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the other Secured Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the other Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

(f) For purposes of applying payments received in accordance with this Section 8.4, (i) the Collateral Agent shall determine the unpaid Primary Obligations and the other Loan Document Obligations owed to the Bank Creditors and (ii) the Collateral Agent may rely on (y) any Interest Rate Protection Creditor to determine the unpaid Primary Obligations and other Interest Rate Protection Obligations owed to such Interest Rate Protection Creditor, and (z) any Mission Creditor to determine the unpaid Primary Obligations and other Mission Guaranty Obligations owed to such Mission Creditor.

(g) It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Security Agreement Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii), inclusive, of Section 8.4(a).

(h) Notwithstanding any provision of this Agreement to the contrary, amounts received pursuant to this Agreement (i) by the Bank Creditors or the Collateral Agent, Administrative Agent or any other Person for the account or benefit of any Bank Creditor shall be payable to the Bank Creditors in accordance with the Credit Agreement, and (ii) by the Nexstar Creditors or the Collateral Agent, Administrative Agent (as defined in the Nexstar Credit Agreement) or any other Person for the account or benefit of the Nexstar Creditors shall be payable to the Nexstar Creditors in accordance with the Nexstar Credit Agreement.

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8.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements, the other Loan Documents, or the Mission Guaranty now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative, and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between any Grantor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

8.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and the holders of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Security Agreement Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

8.7. Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor or any other Person; provided, that if the license granted to the Collateral Agent is a sublicense, such Grantor shall be solely responsible for, and indemnify the Collateral Agent against, any royalty or other compensation payable to such Grantor’s licensor or other Person) to use all of such Grantor’s Software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor or any other Person) to use, license, or sub-license any of the Security Agreement Collateral consisting of Marks (and the associated goodwill), Patents and Copyrights and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof. The use of each license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, if an Event of Default exists; provided that any license, sub-license, or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default.

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ARTICLE IX.

INDEMNITY

9.1. Indemnity.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold harmless the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 9.1, referred to individually as an “Indemnitee,” and collectively as “Indemnitees”) from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 9.1, the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, licensing, financing, possession, operation, condition, sale, return or other disposition, or use of the Security Agreement Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any Governmental Authority, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 9.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 9.1(a), each Grantor jointly and severally agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Grantor shall have failed to comply with its obligations under this Agreement or any Loan Document), any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Security Agreement Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Security Agreement Collateral, premiums for insurance with respect to the Security Agreement Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Security Agreement Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Security Agreement Collateral.

(c) Without limiting the application of Section 9.1(a) or (b), each Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss,

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costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Grantor in this Agreement or any other Loan Document, any Interest Rate Protection Agreement, or the Mission Guaranty or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document, any Interest Rate Protection Agreement, or the Mission Guaranty.

(d) If and to the extent that the obligations of any Grantor under this Section 9.1 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is not prohibited under applicable law.

9.2. Indemnity Obligations Secured by Security Agreement Collateral; Survival. Any amounts paid by any Indemnitee, as to which such Indemnitee has the right to reimbursement, shall constitute Obligations secured by the Security Agreement Collateral. The indemnity obligations of each Grantor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Loans incurred under the Credit Agreement, the termination of all Interest Rate Protection Agreements, and the Mission Guaranty and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE X.

MISCELLANEOUS

10.1. Notices. All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile, or delivered:

(a) if to any Grantor, to the address or facsimile number on the applicable signature page hereof;

(b) if to the Collateral Agent, at:

Bank of America, N.A.

901 Main Street, 64th Floor

Dallas, Texas 75202

Attention: Steven Renwick

Tel: (214) 209-1867

Fax: (214) 209-9390

(c) if to any Bank (other than the Collateral Agent), at such address or facsimile number as such Bank shall have specified in the Credit Agreement;

(d) if to any Interest Rate Protection Creditor, at such address or facsimile number as such Interest Rate Protection Creditor shall have specified in writing to each Grantor and the Collateral Agent;

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(e) if to any Mission Creditor, at such address or facsimile number as such Mission Creditor shall have specified in writing to each Grantor and the Collateral Agent; or

(f) at such address or facsimile number as shall have been furnished in writing by any Person described above to the party giving such notice or making such request or other communication hereunder.

10.2. Waiver; Amendment.

(a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (with the consent of the Majority Banks or, to the extent required by Section 11.01(a)(vii) of the Credit Agreement, with the consent of each of the Banks), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such change, waiver, modification or variance shall be made to Section 8.4 hereof or this Section 10.2 without the consent of each Secured Creditor adversely affected thereby; and provided further, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors.

(b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

10.3. Obligations Absolute. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor (including such Grantor); (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, the Credit Agreement, any other Loan Document, any Interest Rate Protection Agreement, or the Mission Guaranty, except as specifically set forth in a waiver granted pursuant to Section 10.2 hereof; or (c) any amendment to, or modification of, any Loan Document or any Interest Rate Protection Agreement or any security for any of the Obligations, or the Mission Guaranty, whether or not such Grantor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

10.4. Successors and Assigns. This Agreement shall be binding upon each Grantor and its respective successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by such Grantor herein or in any certificate or other

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instrument delivered by each Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Loan Documents and the Interest Rate Protection Agreements, regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.7. GOVERNING LAW. THIS AGREEMENT IS ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT).

10.8. Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, of such Grantor with respect to the Security Agreement Collateral, and the Collateral Agent shall not have any obligations or liabilities with respect to any Security Agreement Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Grantor under or with respect to any Security Agreement Collateral, except to the extent directly resulting from the Collateral Agent’s gross negligence or willful misconduct.

10.9. Actions Requiring FCC Approval.

(a) Notwithstanding anything contrary contained in this Agreement, or any of the documents executed pursuant hereto, the Collateral Agent will not take any action pursuant to this Agreement, or any such documents, which would constitute or result in any assignment of any FCC License or any transfer of control of the holder of any FCC License if such assignment of such license or such transfer of control would require under then-existing law (including the Communications Act and the written rules, regulations and policies promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. In connection with this Section 10.9, the Collateral Agent shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Collateral Agent’s choice with respect to such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate. To the extent that such an opinion is requested, a copy of such opinion shall be delivered to each Grantor.

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(b) If an Event of Default shall have occurred, each Grantor shall take any action which the Collateral Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Security Agreement Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing. To enforce the provisions of this Section 10.9, the Collateral Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Security Agreement Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Grantor agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC’s consent to the assignment to such purchaser of the Security Agreement Collateral. Each Grantor hereby agrees to consent to any such involuntary transfer of control upon the request of the Collateral Agent after and during the continuation of an Event of Default and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Security Agreement Collateral, subject only to required judicial, FCC or other consent required by any Governmental Authority, in order to effectuate the transactions contemplated in this Section 10.9. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

(c) Each Grantor shall use its best efforts to assist in obtaining the consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor’s or Grantor’s portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Security Agreement Collateral. Anything herein to the contrary notwithstanding, no Grantor shall be obligated to sign any such document which such Grantor has reasonable cause to believe contains any inaccuracy or to make any statements concerning the qualifications of any transferee or assignee.

(d) Each Grantor hereby acknowledges and agrees that the Security Agreement Collateral is a unique asset and that a violation of such Grantor’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable. Each Grantor further agrees that, because of the unique nature of its undertakings in this Section 10.9, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Collateral Agent would have an adequate remedy at law for the breach of such undertakings.

(e) Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any

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refusal pursuant to Section 10.9(c) to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk of court or other representative of any court or other forum of competent jurisdiction without notice to such Grantor pursuant to an order of such court or forum.

10.10. Termination; Release.

(a) After the Lien Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein shall survive any such termination), and the Collateral Agent, at the request and expense of the relevant Grantor, will execute and deliver to such Grantor such instrument or instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Agreement as reasonably requested by such Grantor, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Security Agreement Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Lien Termination Date” shall mean the date upon which (i) all Obligations (other than indemnities for which no request for payment has been made) have been indefeasibly paid in full, the Credit Agreement and all other Loan Documents and all Letters of Credit and commitments thereunder have been terminated, all Interest Rate Protection Agreements have been terminated, and the obligations of the Grantors under the Mission Guaranty have been terminated or (ii) the Collateral Agent and, to the extent required by Section 11.01(a)(vii) of the Credit Agreement, each of the Banks shall have released all of the Security Agreement Collateral.

(b) In the event that any part of the Security Agreement Collateral is sold in connection with a sale permitted by Section 8.03 of the Credit Agreement or otherwise released at the direction of the Majority Banks (or all Banks if required by Section 11.01(a)(vii) of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 2.07 of the Credit Agreement or such direction, to the extent required to be so applied, such Security Agreement Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the respective Grantor, will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Security Agreement Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c) At any time that any Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Security Agreement Collateral pursuant to the foregoing Section 10.10(a) or (b) it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of such Security Agreement Collateral is permitted pursuant to Section 10.10(a) or (b). Upon any release of Security Agreement Collateral pursuant to Section 10.10(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Security Agreement Collateral, or, if the release is pursuant to Section 10.10(a), the proceeds thereof.

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(d) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of any Security Agreement Collateral by it in accordance with this Section 10.10.

(e) This Agreement shall continue to be effective and, if cancelled or otherwise terminated shall be reinstated, if at any time any payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored by any Secured Creditor or any other Person upon the bankruptcy or reorganization of the Borrower, any Grantor, or any other Person or otherwise. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of Secured Creditor repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Creditor or any of its property, or (ii) any settlement or compromise of any such claim effected by such Secured Creditor with any such claimant (including the Borrower or any other Grantor), then and in such event each Grantor jointly and severally agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation, termination or cancellation hereof or of the Credit Agreement, any other Loan Document, any Interest Rate Protection Agreement, or the Mission Guaranty, and such Grantor shall be and remain liable and all Liens granted or purported to be granted hereunder shall be reinstated as if they had never been terminated.

10.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterpart originals executed by all the parties hereto shall be delivered to the Collateral Agent, and a copy thereof shall be furnished to the Borrower or any Grantor promptly upon request therefor.

10.12. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Security Agreement Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor that the obligations of the Collateral Agent as holder of the Security Agreement Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Article X of the Credit Agreement.

10.13. Decisions Relating to Exercise of Remedies.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement and the other Loan Documents, any Interest Rate Protection Agreement, or the Mission Guaranty, the Collateral Agent may, and at the request of the Majority Banks shall, exercise or refrain from exercising, all rights and remedies hereunder and provided by law, which remedies are cumulative and not exclusive.

(b) By acceptance of the benefit of the security interests granted pursuant to this Agreement in the Security Agreement Collateral, the Interest Rate Protection Creditors, and the Mission Creditors hereby acknowledge that they have no rights to direct the Collateral

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Agent to act or refrain from acting with respect to the Security Agreement Collateral, and hereby acknowledge that the Collateral Agent shall hold the Security Agreement Collateral (to the extent such Security Agreement Collateral is evidenced by certificates, notes or other instruments delivered to it) for itself and the pro rata benefit of the Secured Creditors, subject to the terms and conditions hereof, solely for the purpose of providing them with a pari passu security interest in the Security Agreement Collateral (subject to the terms and conditions set forth herein). In any proceeding under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law and prior to any vote in any such proceeding, the Interest Rate Protection Creditors, and the Mission Creditors shall abstain from any such vote which is taken on a committee of secured creditors or otherwise affects the disposition of the Security Agreement Collateral.

10.14. Joinder.

(a) Each Grantor shall cause each of its Subsidiaries that may from time to time be formed and that is not already a party hereto to become a “Grantor” hereunder by executing and delivering to the Collateral Agent a Joinder to Security Agreement substantially the form of Annex C hereto. Any such Subsidiary shall thereafter be deemed a “Grantor” for all purposes under this Agreement.

(b) Each Grantor further agrees to take such actions as the Collateral Agent reasonably deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Collateral Agent with respect to the validity and perfection of any security interest granted hereunder, any such Subsidiary that is to become a party hereto and such other matters as may be reasonably requested by the Collateral Agent, in each case promptly upon request of the Collateral Agent.

10.15. Waiver of Jury Trial. EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT.

10.16. Liability Limitations. Notwithstanding anything in this Agreement to the contrary, the obligations of each Grantor (other than the Borrower) under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Grantor in respect of intercompany Indebtedness to the Borrower or any Subsidiary or Affiliate of the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Grantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of such Grantor pursuant to (a) applicable law, or (b) any agreement providing for rights of subrogation, reimbursement or contribution in favor of such Grantor, or for an equitable

Security Agreement

allocation among such Grantor, the Borrower and/or any other Person of obligations arising under guaranties by such Persons.

10.17. No Subrogation. Notwithstanding any foreclosure or other realization upon any Security Agreement Collateral, payment or payments by any Grantor hereunder, or any set-off or application of funds of any Grantor by any Secured Creditor, no Grantor shall be entitled to be subrogated to any of the rights of any Secured Creditor against the Borrower or any other Person or guarantee or right of offset held by any Secured Creditor of the payment of the Obligations, nor shall any Grantor seek or be entitled to any reimbursement or contribution from the Borrower, any other Grantor, or any other Person in respect of foreclosure of other realization upon any Security Agreement Collateral or payments made by such Grantor hereunder, until all amounts owing to the Secured Creditors by the Borrower on account of the Obligations are indefeasibly paid in full in cash. If any amount shall be paid to any Grantor on account of the subrogation rights at any time when all of the Obligations have not been indefeasibly paid in full in cash, such amount shall be held by such Grantor in trust for the Secured Creditors, segregated from other funds of such Grantor, and shall, immediately upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

10.18. Restatement. This Agreement is an amendment and restatement of the Existing Security Agreement. Each Grantor that is a party thereto affirms its grant of a security interest, pledge and assignment in the Existing Security Agreement and agrees that except for the Liens in the Security Agreement Collateral, which remain valid, binding, and enforceable first priority Liens for the benefit of the Collateral Agent and the Secured Creditors, this Agreement restates the Existing Security Agreement in its entirety. This Agreement is not intended as, and shall not be construed as, a release or novation of any Lien granted pursuant to the Existing Security Agreement.

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Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Restated Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

NEXSTAR BROADCASTING GROUP, INC.

NEXSTAR BROADCASTING, INC.

NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Shirley Green

Print Name:

Print Title:	Vice President, Finance of each of the above-named entities

Address of all Grantors:

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

Attention: Perry Sook

Telephone: (972) 373-8800

Facsimile:    (972) 373-8888

Collateral Agent:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Steven P. Renwick

Print Name:

Print Title:	Principal

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